UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):         FEBRUARY 5, 2001


                             SELECT COMFORT CORPORATION
               (Exact name of registrant as specified in its charter)


       MINNESOTA                   0-25121                     41-1597886
(State of Incorporation)      (Commission File Number)       (IRS Employer
                                                             Identification No.)


      6105 TRENTON LANE NORTH
      MINNEAPOLIS, MINNESOTA                                     55442
(Address of principal executive offices)                       (Zip Code)



Registrant's telephone number, including area code: (763) 551-7000





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ITEM 5.  OTHER EVENTS.

        On February 5, 2001, the registrant issued a press release regarding its results for the fourth quarter ended December 30, 2000, as follows:

                           SELECT COMFORT CORPORATION
                       COMMENTS ON FOURTH QUARTER RESULTS

    MINNEAPOLIS,  MINN. (February 5, 2001) - Select Comfort Corporation (NASDAQ:
SCSS) announced that it expects to report a net loss of $0.22 per share for the fourth quarter ended December 30, 2000. The fourth quarter results include approximately $500,000 of non-cash charges associated with store asset write-downs. The company expects to report full results for the quarter and fiscal year during the week of February 19, 2001.

    Bill McLaughlin, president and chief executive officer, said, "With the weakening economy, we experienced softness in sales, particularly late in the holiday retail season, when we historically have benefited from heavy mall traffic. Although we are disappointed with the results for the fourth quarter, we continue to make progress on key initiatives that will drive our operating plan for 2001. Specifically, we recently improved our cost structure by consolidating all of our corporate personnel in our Plymouth, Minn., facility, and by streamlining our selling organization. In addition, other cost-reduction measures taken during 2000, including reductions in corporate staff, closure of 27 under-performing stores, elimination of the South Carolina call center, rebalancing of manufacturing capability and tightening of discounts and promotional spending, will provide full-year benefits in 2001. In total, cost saving programs initiated since the beginning of 2000 represent an improvement in our annual run rate of approximately $15 million. We also made progress in testing distribution outside our company stores through successful initiatives with Gabberts and on QVC."

    The company also announced that it is in the process of arranging debt financing to bolster working capital and to support growth initiatives for 2001. The company has been working with a lending source and expects to finalize financing in the near term. Pat Hopf, chairman of the Select Comfort board of directors and president of St. Paul Venture Capital, which owns over 34% of the company's stock, said, "We are encouraged by the company's direction and progress toward profitability. We continue to support the company, and we endorse its action to secure standard working capital financing."

    In other news, the company reported the launch of a major marketing initiative to reposition the company's product, brand and marketing messages around the company's SLEEP NUMBER(R) bed. This company-wide repositioning, which includes the company's first network television advertising campaign, began its rollout to initial markets in January and to the company's lead markets in February.

    "Strong marketing programs designed to increase brand awareness, to highlight our unique product benefits, and to drive traffic to our retail stores are critical to Select Comfort's success in 2001 and beyond," said Noel Schenker, senior vice president of marketing and new business development. "Despite our large customer base, and extraordinary satisfaction ratings and

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referrals,  lack of  awareness  among the broad  consumer  audience has been our number one barrier to sales growth. The Sleep Number advertising campaign has driven a significant increase in awareness and store traffic in our early pilot markets. Consequently, this week we are expanding the campaign to six of our strongest markets, and have identified other markets for subsequent rollout. Importantly, this initiative does not represent an increase in marketing spending rate, rather a refocusing of marketing investment to broad-reach, high-impact programs."

    In conjunction with the launch of the Sleep Number campaign, the company announced at a January 30 press conference in New York that it had formed a charitable partnership with Ronald McDonald Houses. These houses serve as a "home-away-from-home" for thousands of families with critically ill children receiving treatment at nearby hospitals. The partnership began with the donation of one bed to each of the 144 Ronald McDonald Houses across the country, with a long-term objective to provide a bed for each Ronald McDonald House bedroom, providing all of their guests with the best night's sleep possible.

    Founded in 1987, Select Comfort Corporation is the leader in sleep solutions technology, holding 24 U.S. issued or pending patents for its products. The company designs, manufactures and markets a line of mattresses with adjustable firmness, as well as foundations and sleep accessories. Select Comfort's products are sold through three channels: i) 330 retail stores located nationwide, including 25 leased departments in Bed Bath & Beyond stores, ii) Select Comfort's national direct sales operations, and iii) on the Internet at www.selectcomfort.com.

    Statements used in this press release that relate to future plans, events, financial results or performance are forward-looking statements as defined under the Private Securities Litigation Reform Act of 1995. Actual plans, events, results and performance may differ materially from those anticipated as a result of certain risks and uncertainties, including but not limited to:

o   The company's ability to create product and brand name awareness.
o   The efficiency and effectiveness of the company's marketing and advertising.
o The ability of the company to effectively and efficiently pursue new channels of distribution.
o   The performance of the company's existing and new stores.
o The ability of the company to realize the benefits of cost saving initiatives.
o   The levels of consumer acceptance of the company's product lines.
o The ability of the company to continuously improve its existing product lines and introduce new products.
o The ability of the company to efficiently implement nationwide home delivery and assembly.
o The ability of the company to secure adequate working capital to support growth initiatives.
o   Economic trends and consumer confidence.
o   Industry competition.
o The ability of the company to effectively integrate the operations of SleepTec, including the maintenance and integration of an effective and efficient supply chain for the sofa sleeper product line.
o The risks and uncertainties detailed from time to time in the company's filings with the SEC, including the company's Annual Report on Form 10-K and other periodic reports filed with the SEC.

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    The  company  has no  obligation  to  publicly  update or revise  any of the forward-looking statements that may be in this news release.

                                 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         SELECT COMFORT CORPORATION
                                         (Registrant)


Dated:  February 5, 2001                 By  /s/ Mark A. Kimball
                                         ---------------------------------------

                                         Title: Senior Vice President
                                         ---------------------------------------



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